Exhibit 99.1

Cognition Therapeutics Reports Third Quarter Financial Results
and Company Highlights

- Capital from upsized IPO plus substantial NIA grants supports clinical progress of novel small-

molecule σ-2 modulators into new indications -

Purchase, NY – November 18, 2021 – Cognition Therapeutics, Inc. (Nasdaq: CGTX), a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative diseases and disorders of the central nervous system and retina (the “Company” or “Cognition”), today reported consolidated financial results for the third quarter ended September 30, 2021. In addition, accomplishments from the last quarter are highlighted and include corporate activities and clinical development efforts to advance the Company’s pipeline of sigma-2 (σ-2) receptor modulators, including lead candidate, CT1812, which is currently being assessed in a comprehensive Phase 2 program in patients with Alzheimer’s disease.

"Cognition Therapeutics has recently delivered on numerous milestones, the most significant of which was the completion of an upsized initial public offering and a listing on Nasdaq,” stated Lisa Ricciardi, president and CEO of Cognition Therapeutics. “In addition to capital from our IPO, we were recently awarded grant funding from the National Institute of Aging (NIA) to support a human absorption, metabolism and excretion (hAME) study for CT1812 as well as our planned Phase 2 study of CT1812 in dementia with Lewy bodies (DLB) and our ongoing Phase 2 SHINE study in mild-to-moderate Alzheimer’s disease. Since its founding, Cognition has been awarded more than $168 million in non-dilutive funding to support its clinical programs. These grants allowed us to make progress in our programs and efficiently leverage our equity capital.”

Financial and Corporate Highlights:

•	Upsized initial public offering: Completed upsized IPO, which closed on October 13th. In addition, the underwriters’ overallotment option to purchase an additional 565,217 shares of the Company’s common stock was exercised in full two weeks prior to expiration of the 45-day option period. The closing of the overallotment shares occurred on November 12th and brought aggregate gross proceeds from the IPO to approximately $52 million.

•	Alzheimer’s disease award: Cognition was awarded a $13.6 million grant from the NIA to supplement the ongoing Phase 2 SHINE (COG0201) study of CT1812 for the treatment of people with mild-to-moderate Alzheimer’s disease.

•	Dementia with Lewy bodies award: Cognition was awarded a $30.0 million grant from the NIA, which will support the planned Phase 2 study of CT1812 in DLB. Clinical sites will be initiated pending discussion with the U.S. Food and Drug Administration.

•	Management and Board Appointments: Ellen B. Richstone was appointed to the Company’s board of directors and will chair the board’s audit committee. In addition, Anthony Caggiano, M.D., Ph.D. was appointed to the new position of chief medical officer and head of R&D. In this combined role, Dr. Caggiano will be responsible for overseeing the completion of Phase 2 trials of CT1812 for the treatment of mild-to-moderate Alzheimer’s disease and analyzing data readouts. In addition, he will be responsible for initiating proof-of-concept trials in dry AMD and DLB and advancing preclinical compounds into IND-enabling studies for the treatment of neurodegenerative indications such as Parkinson’s disease.

Cognition Therapeutics, Inc.

www.cogrx.com

Dr. Caggiano added, “Our lead candidate, CT1812, has made substantial progress in Alzheimer’s disease and will soon be advanced into studies for DLB and dry AMD. We’re excited to work with our principal investigator, James Galvin, M.D., director of the Comprehensive Center for Brain Health at the University of Miami Miller School of Medicine to open clinical trial sites for our planned Phase 2 study, which will assess the role of σ-2 modulation in DLB. This study is an important first step in a clinical program that we hope will provide patients and their caregivers with a disease-modifying therapeutic for this disease.”

Ms. Ricciardi concluded, "With the capital from our IPO and the invaluable support from the NIA, we are continuing our work to deliver transformative therapeutics to patients with neurological disorders. We look forward to continuing to share our developments as we progress in the remainder of the year and into 2022."

Three- and Nine-Month Financial Results

For the three-month period ended September 30, 2021, research and development expenses were $3.7 million, an increase of $0.3 million, or 8.1%, over the prior year. General and administrative expenses were $1.6 million, an increase of $0.5 million or 45.8% over the prior year. The net loss attributable to common stockholders was $5.0 million compared to $2.9 million the prior year period. Net loss per share was $8.12 compared to $5.31 in the prior year period.

For the nine months ended September 30, 2021, research and development expenses were $13.0 million, an increase of $3.4 million, or 35.4%, over the prior year. General and administrative expenses were $3.8 million, an increase of $0.1 million, or 2.8%, over the prior year. The net loss attributable to common stockholders was $8.7 million compared to $9.1 million in the prior year period. Net loss per share was $14.87 compared to $18.34 in the prior year period.

Net cash used in operating activities during the nine months ended September 30, 2021 totaled $3.7 million while net cash provided by financing activities was $6.8 million.

Cash and cash equivalents were $8.3 million at September 30, 2021 and did not include the gross proceeds from the IPO of $52.0 million, which was received subsequent to the quarter end. The Company estimates that it has sufficient cash to fund operations and capital expenditures for the next twenty-four months.

About Cognition Therapeutics:

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative diseases and disorders of the central nervous system, or CNS, and retina. Our goal is to develop disease modifying treatments for patients with these degenerative disorders by initially leveraging our expertise in the σ-2 (sigma-2) receptor, or S2R, which is expressed by multiple cell types, including neuronal synapses, and acts as a key regulator of cellular damage commonly associated with certain age-related degenerative diseases of the CNS and retina. We believe that targeting the S2R complex represents a mechanism that is functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases.

Cognition Therapeutics, Inc.

www.cogrx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources and our clinical development plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and are available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact Information:

Cognition Therapeutics, Inc.

info@cogrx.com

Aline Sherwood (media)

Scienta Communications

asherwood@scientapr.com

Lisa Sher (investors)

Tiberend Strategic Advisors, Inc.

lsher@tiberend.com

Cognition Therapeutics, Inc.

www.cogrx.com

COGNITION THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$8,310	$5,189
Grant receivables	847	564
Prepaid expenses	571	544
Other receivables	300	588
Other current asses	10	23
Total current assets	10,038	6,908
Deferred offering costs	3,210	—
Property and equipment, net	141	211
Total assets	$13,389	$7,119
Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	2,775	2,003
Accrued expenses	740	994
Other current liabilities	913	253
Total current liabilities	4,428	3,250
Simple Agreements for Future Equity	10,918	—
Paycheck protection program loan	—	443
Derivative liability	—	2,209
Convertible notes, net	—	12,409
Accrued interest	—	1,622
Total liabilities	15,346	19,933
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, par value $0.001 per share, 3,067,519 shares authorized at September 30, 2021 and December 31, 2020; 2,819,027 shares issued and outstanding as of; liquidation preference of $5,051 as of September 30, 2021	4,616	4,616
Series A-1 convertible preferred stock, par value $0.001 per share, 3,970,776 shares authorized at September 30, 2021 and December 31, 2020; 3,730,366 shares issued and outstanding as of September 30, 2021 and December 31, 2020; liquidation preference of $5,906 as of September 30, 2021	5,398	5,398
Series A-2 convertible preferred stock, par value $0.001 per share, 3,565,063 shares authorized at September 30, 2021 and December 31, 2020; 3,565,063 shares issued and outstanding as of September 30, 2021 and December 31, 2020; liquidation preference of $6,355 as of September 30, 2021	5,809	5,809
Series B convertible preferred stock, par value $0.001 per share, 30,450,000 shares authorized at September 30, 2021 and December 31, 2020; 30,409,890 shares issued and outstanding as of September 30, 2021 and December 31, 2020; liquidation preference of $43,269 as of September 30, 2021	39,547	39,547
Series B-1 convertible preferred stock, par value $0.001 per share, 10,928,155 and 0 shares authorized at September 30, 2021 and December 31, 2020; 10,926,089 and 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020; liquidation preference of $16,038 as of September 30, 2021	29,391	—
Total convertible preferred stock	84,761	55,370
Stockholders’ deficit:
Common stock, $0.001 par value, 70,000,000 and 58,000,000 shares authorized at September 30, 2021 and December 31, 2020, respectively; 615,907 and 538,793 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	142	222
Accumulated deficit	(86,665)	(68,220)
Accumulated other comprehensive loss	(196)	(187)
Total stockholders’ deficit	(86,718)	(68,184)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$13,389	$7,119

Cognition Therapeutics, Inc.

www.cogrx.com

COGNITION THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating Expenses:
Research and development	$3,675	$3,399	$12,999	$9,600
General and administrative	1,548	1,062	3,791	3,687
Total operating expenses	5,223	4,461	16,790	13,287
Loss from operations	(5,223)	(4,461)	(16,790)	(13,287)
Other income (expense):
Grant income	3,037	3,192	12,375	8,146
Change in the fair value of the derivative liability	—	(112)	2,209	135
Change in the fair value of the warrant liability	—	1	—	33
Change in the fair value of the Simple Agreements for Future Equity	(932)	—	(1,976)	—
Other income, net	8	95	256	353
Gain (loss) on debt extinguishment	—	—	443	(129)
Interest expense, net	—	(506)	(894)	(1,222)
Total other income, net	2,113	2,670	12,413	7,316
Net loss	(3,110)	(1,791)	(4,377)	(5,971)
Cumulative preferred stock dividends	(1,859)	(1,064)	(4,326)	(3,170)
Net loss attributable to common stockholders	$(4,969)	$(2,855)	$(8,703)	$(9,141)
Unrealized (loss) gain on foreign currency translation	(3)	18	(9)	(40)
Total comprehensive loss	$(3,113)	$(1,773)	$(4,386)	$(6,011)
Net loss per share attributable to common stockholders, basic and diluted	$(8.12)	$(5.31)	$(14.87)	$(18.34)
Weighted-average common shares outstanding, basic and diluted	611,680	537,315	585,320	498,415

Cognition Therapeutics, Inc.

www.cogrx.com